================================================================================


                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported)
                               December 20, 1996



                          AMERICAN EXPLORATION COMPANY
             (Exact Name of Registrant as Specified in Its Charter)


                                    0-11871
                            (Commission File Number)


            DELAWARE                                             74-2086890
   (State or Other Jurisdiction of                            (I.R.S. Employer
    Incorporation or Organization)                           Identification No.)


      1331 LAMAR, SUITE 900
          HOUSTON, TEXAS                                             77010
(Address of Principal Executive Offices)                          (Zip Code)



      REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (713) 756-6000


                                      N/A
         (Former Name or Former Address, if Changed Since Last Report)


================================================================================

ITEM 2.  ACQUISITION OF ASSETS

         On December 20, 1996, American Exploration Company (the "Company") acquired from New York Life Insurance Company ("New York Life") and certain of its affiliates (collectively, the "Limited Partners") the Limited Partners' aggregate 80% interest in the net assets of Ancon Partnership Ltd. ("Ancon") for a purchase price of approximately $12.9 million. The acquisition was funded through borrowings under the Company's bank credit facility.

         The net assets acquired by the Company included interests in proved oil and gas reserves totaling an estimated 2.3 million BOE as of October 1, 1996, the effective date of the transaction. The interests in oil and gas properties were valued at approximately $9 million, and the remaining purchase price was attributable to acquired working capital. The acquisition of the Limited Partners' interests increased the Company's net ownership position in several of its major properties.

         Ancon is a Texas limited partnership which was formed by the Company and New York Life to acquire, explore, develop and operate oil and gas properties. The Company served as the general partner of Ancon, and the New York Life entities were the only limited partners. The Company expects to dissolve the partnership as soon as practicable after the completion of the acquisition.

         As of December 31, 1996, New York Life was the beneficial owner of approximately 4.5% of the Company's outstanding common stock. Also, a subsidiary of the Company and a separate subsidiary of New York Life serve as managing general partners of a series of publicly-registered limited partnerships that are currently in the process of liquidation.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)  Financial Statements of Businesses Acquired

              Set forth on pages 2 through 18 are the audited financial statements related to the oil and gas property interests acquired from the Limited Partners of Ancon.

         (b)  Pro Forma Financial Information

              Set forth on pages 19 through 24 are the unaudited pro forma financial statements of the Company which give effect to certain transactions described therein, including the acquisition of oil and gas property interests from the Limited Partners of Ancon.

         (c)  Exhibits

              10(a)* Purchase and Sale Agreement, dated December 16, 1996, by and among American Exploration Company, NYLIFE Resources Inc., New York Life Insurance Company and New York Life Insurance and Annuity Corporation.

              99(a)* American Exploration Company News Release, dated December 30, 1996.


              *  Previously filed with Form 8-K dated December 20, 1996.

                  REPORT  OF  INDEPENDENT  PUBLIC  ACCOUNTANTS




To American Exploration Company, as General Partner of Ancon Partnership, Ltd.:


         We have audited the accompanying combined balance sheets of the Ancon Properties identified in Note 1 as of December 31, 1995 and 1994, and the related statements of operations and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the management of American Exploration Company, as general partner of Ancon Partnership, Ltd. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Ancon Properties as of December 31, 1995 and 1994, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.




                                                     ARTHUR ANDERSEN LLP


Houston, Texas
February 28, 1997

                                ANCON PROPERTIES
                            COMBINED BALANCE SHEETS
                                 (IN THOUSANDS)





                                                                                             DECEMBER 31,
                                                         SEPTEMBER 30,       ------------------------------------------------
                                                            1996                    1995                       1994
                                                      ------------------     --------------------     -----------------------
                                                         (Unaudited)
ASSETS
Current assets:
    Cash and cash equivalents                               $   750                  $ 1,301                    $   661
    Accounts receivable and other                             1,107                    1,038                      2,319
    Receivable from general partner                             584                      144                       --
    Assets held for sale                                      2,766                     --                         --
                                                            -------                  -------                    -------
       Total current assets                                   5,207                    2,483                      2,980
                                                            -------                  -------                    -------


Oil and gas properties,
    using successful efforts method                          16,540                   21,778                     52,643
    Less: Accumulated depreciation, depletion
     and amortization                                         6,047                    4,055                      1,502
                                                            -------                  -------                    -------
       Oil and gas properties, net                           10,493                   17,723                     51,141
                                                            -------                  -------                    -------

Other assets                                                     26                     --                           15
                                                            -------                  -------                    -------

                                                            $15,726                  $20,206                    $54,136
                                                            =======                  =======                    =======


LIABILITIES AND PARTNERS' CAPITAL
Current liabilities:
    Accrued liabilities                                     $   564                  $   609                    $ 1,415
    Payable to general partner                                 --                       --                        1,625
                                                            -------                  -------                    -------
       Total current liabilities                                564                      609                      3,040
                                                            -------                  -------                    -------
Gas balancing obligations                                       592                      643                        654
                                                            -------                  -------                    -------
Long-term portion of deferred revenue                          --                       --                          239
                                                            -------                  -------                    -------
Partners' capital                                            14,570                   18,954                     50,203
                                                            -------                  -------                    -------
                                                            $15,726                  $20,206                    $54,136
                                                            =======                  =======                    =======


                    The accompanying notes are an integral
                 part of these combined financial statements.

                               ANCON PROPERTIES
                      COMBINED STATEMENTS OF OPERATIONS
                                (IN THOUSANDS)
                                 (UNAUDITED)






                                                                 NINE MONTHS ENDED
                                                                   SEPTEMBER 30,
                                                          -----------------------------------
                                                                1996               1995
                                                          ----------------   ----------------

REVENUES:
   Oil and gas sales                                             $ 5,794           $ 9,399
   Gain (loss) on sales of oil
       and gas properties                                            124            (7,424)
   Gas settlement income (expense)                                   (15)              414
   Other income, net                                                 118                53
                                                                 -------           -------

       Total revenues                                              6,021             2,442
                                                                 -------           -------



COSTS AND EXPENSES:
   Production and operating                                        1,940             3,936
   Depreciation, depletion and amortization                        1,530             4,185
   Impairment                                                      2,963              --
   General and administrative                                         92               203
   Management fees                                                   268               478
                                                                 -------           -------
       Total costs and expenses                                    6,793             8,802
                                                                 -------           -------


NET LOSS                                                         $  (772)          $(6,360)
                                                                 =======           =======





                 The accompanying notes are an integral part
                   of these combined financial statements.

                               ANCON PROPERTIES
                      COMBINED STATEMENTS OF OPERATIONS
                                (IN THOUSANDS)


                                                                                     YEAR ENDED DECEMBER 31,
                                                            -----------------------------------------------------------------------
                                                                     1995                    1994                       1993
                                                            ------------------     --------------------     -----------------------

REVENUES:
   Oil and gas sales                                             $ 11,408                $ 14,354                    $ 12,793
   Gain (loss) on sales of oil
         and gas properties                                        (7,015)                     45                        (254)
   Gas settlement income (expense)                                    414                      30                         (52)
   Other income, net                                                  165                     103                         110
                                                                 --------                --------                    --------
         Total revenues                                             4,972                  14,532                      12,597
                                                                 --------                --------                    --------



COSTS AND EXPENSES:
   Production and operating                                         4,601                   6,181                       5,071
   Depreciation, depletion and amortization                         4,951                   7,392                       5,484
   Impairment                                                        --                     4,883                        --
   General and administrative                                         261                     396                         321
   Management fees                                                    576                     742                         663
                                                                 --------                --------                    --------
         Total costs and expenses                                  10,389                  19,594                      11,539
                                                                 --------                --------                    --------
NET INCOME (LOSS)                                                $ (5,417)               $ (5,062)                   $  1,058
                                                                 ========                ========                    ========















                    The accompanying notes are an integral
                 part of these combined financial statements.

                                ANCON PROPERTIES
                    COMBINED STATEMENTS OF PARTNERS' CAPITAL
                                (IN THOUSANDS)





                                                YEAR ENDED DECEMBER 31,
                                       ----------------------------------------
                                         1995            1994            1993
                                       --------        --------        --------


Balance, beginning of year             $ 50,203        $ 59,426        $ 63,069

   Contributions                          3,882             877             334

   Distributions                        (29,714)         (5,038)         (5,035)

   Net income (loss)                     (5,417)         (5,062)          1,058
                                       --------        --------        --------

Balance, end of year                   $ 18,954        $ 50,203        $ 59,426
                                       ========        ========        ========




                                     NINE MONTHS ENDED SEPTEMBER 30,
                                     -------------------------------
                                        1996                1995
                                     ----------          -----------


Balance, beginning of period           $ 18,954         $ 50,203

   Contributions                             44            3,873

   Distributions                         (3,656)         (29,605)

   Net loss                                (772)          (6,360)
                                       --------         --------

Balance, end of period                 $ 14,570         $ 18,111
                                       ========         ========


                    The accompanying notes are an integral
                  part of these combined financial statements.

                                ANCON PROPERTIES
                      COMBINED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)
                                  (UNAUDITED)






                                                                    NINE MONTHS ENDED
                                                                      SEPTEMBER 30,
                                                             -----------------------------------
                                                                   1996               1995
                                                             ----------------   ----------------


CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                         $   (772)      $ (6,360)
   Adjustments to reconcile net loss to net cash
       provided by operating activities:
       Depreciation, depletion and amortization                        1,530          4,185
       Impairment                                                      2,963           --
       (Gain) loss on sales of oil and gas properties                   (124)         7,424
       Changes in operating working capital:
          (Increase) decrease in receivables and other                  (487)         1,296
          Decrease in payables and accrued liabilities                  (166)        (1,498)
       Other operating                                                    55         (1,005)
                                                                    --------       --------

       Net cash provided by operating activities                       2,999          4,042
                                                                    --------       --------


CASH FLOWS FROM INVESTING ACTIVITIES:

   Development and exploration expenditures                             (379)        (1,804)
   Proceeds from sales of oil and gas properties                         516         23,851
   Other investing                                                       (75)          --
                                                                    --------       --------

       Net cash provided by investing activities                          62         22,047
                                                                    --------       --------

CASH FLOWS FROM FINANCING ACTIVITIES:

   Capital contributions                                                  44          3,873
   Partner distributions                                              (3,656)       (29,605)
                                                                    --------       --------
       Net cash used in financing activities                          (3,612)       (25,732)
                                                                    --------       --------

Net increase (decrease) in cash and cash equivalents                    (551)           357

Cash and cash equivalents at beginning of period                       1,301            661
                                                                    --------       --------

Cash and cash equivalents at end of period                          $    750       $  1,018
                                                                    ========       ========









                 The accompanying notes are an integral part
                   of these combined financial statements.

                                ANCON PROPERTIES
                        COMBINED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)






                                                                                        YEAR ENDED DECEMBER 31,
                                                            -----------------------------------------------------------------------
                                                                   1995                    1994                       1993
                                                            ------------------     --------------------     -----------------------
   CASH FLOWS FROM OPERATING ACTIVITIES:

      Net income (loss)                                             $ (5,417)                $ (5,062)               $  1,058
       Adjustments to reconcile net income (loss) to
           net cash provided by operating activities:
          Depreciation, depletion and amortization                     4,951                    7,392                   5,484
          Impairment                                                    --                      4,883                    --
          (Gain) loss on sales of oil and gas properties               7,015                      (45)                    254
          Changes in operating working capital:
              (Increase) decrease in receivables and other               485                     (176)                   (221)
              Increase (decrease) in payables and
                 accrued liabilities                                  (1,581)                   1,354                      96
          Other operating                                             (1,758)                    (299)                   (328)
                                                                    --------                 --------                --------

          Net cash provided by operating activities                    3,695                    8,047                   6,343
                                                                    --------                 --------                --------

   CASH FLOWS FROM INVESTING ACTIVITIES:

       Development and exploration expenditures                       (2,131)                  (4,578)                 (2,801)
       Proceeds from sales of oil and gas properties                  24,952                      134                     500
       Other investing                                                   (44)                     (11)                   --
                                                                    --------                 --------                --------

          Net cash provided by (used in) investing activities         22,777                   (4,455)                 (2,301)
                                                                    --------                 --------                --------

   CASH FLOWS FROM FINANCING ACTIVITIES:

       Capital contributions                                           3,882                      877                     334
       Partner distributions                                         (29,714)                  (5,038)                 (5,035)
                                                                    --------                 --------                --------

          Net cash used in financing activities                      (25,832)                  (4,161)                 (4,701)
                                                                    --------                 --------                --------

   Net increase (decrease) in cash and cash equivalents                  640                     (569)                   (659)

   Cash and cash equivalents at beginning of year                        661                    1,230                   1,889
                                                                    --------                 --------                --------

   Cash and cash equivalents at end of year                         $  1,301                 $    661                $  1,230
                                                                    ========                 ========                ========


                    The accompanying notes are an integral
                 part of these combined financial statements.

                               ANCON  PROPERTIES
                     NOTES TO COMBINED FINANCIAL STATEMENTS
          (DATA WITH RESPECT TO THE NINE MONTHS ENDED SEPTEMBER 30,
                         1996 AND 1995 IS UNAUDITED)



(1)    ORGANIZATION

       The accompanying combined financial statements present the combined financial position, results of operations, and cash flows of certain oil and gas property interests owned by the limited partners of Ancon Partnership Ltd. and certain oil and gas property interests owned by New York Life Insurance Company ("NYL") and New York Life Insurance and Annuity Corporation ("NYLIAC") as limited partners in certain other partnerships (the "APPL Programs"). These property interests are collectively referred to as the "Ancon Properties".

       Ancon Partnership Ltd. (the "Partnership"), a Texas limited partnership, was formed pursuant to an agreement of limited partnership ("Partnership Agreement") on December 10, 1993, with American Exploration Company ("American") as general partner and NYLIFE Resources, Inc. ("NYLIFE") as limited partner, to acquire, explore, develop and operate oil and gas properties. The Partnership Agreement was subsequently amended as of April 1, 1995, to admit NYL and NYLIAC to the Partnership as limited partners. The APPL Programs were a series of oil and gas investment programs that consisted generally of eight limited partnerships of which American served as general partner. NYL and certain affiliates held limited partner interests in each of the limited partnerships formed under the APPL Programs. On April 1, 1995, NYL and NYLIAC contributed their interests from certain APPL Programs (the "APPL Interests") to the Partnership. Specifically, the APPL Interests were comprised of interests owned by NYL and NYLIAC in the following APPL Programs:
American Production Partnership - V, Ltd., American Production Partnership - VII, Ltd. and American Production Partnership - VIII, Ltd. During late 1994 and early 1995, American acquired substantially all of the other interests in the APPL Programs, and the APPL Programs were subsequently dissolved.

       At December 31, 1995, the Partnership owned various working and royalty interests in 150 oil and gas fields in Alabama, Arkansas, Colorado, Kansas, Louisiana, Michigan, Mississippi, Montana, New Mexico, North Dakota, Oklahoma, Texas, Utah and Wyoming.

(2)    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       BASIS OF PRESENTATION

       The financial statements of the Ancon Properties have been presented on a combined basis representing the limited partners' interests in the Partnership and, for the periods prior to April 1, 1995, the APPL Interests. The combined financial position and combined results of operations, which are presented without adjustment to historical amounts, are not necessarily indicative of the financial position and results of operations that would have occurred had the Partnership and the APPL Interests been combined prior to April 1, 1995 and operated as a single entity during the periods presented.

       USE OF ESTIMATES

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions which affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

                               ANCON  PROPERTIES
                     NOTES TO COMBINED FINANCIAL STATEMENTS
          (DATA WITH RESPECT TO THE NINE MONTHS ENDED SEPTEMBER 30,
                         1996 AND 1995 IS UNAUDITED)



       OIL AND GAS PROPERTIES

       The Ancon Properties' oil and gas acquisition, exploration, development and production activities are accounted for under the successful efforts method. Under this method, both tangible and intangible costs of productive wells, development dry holes and productive acreage are capitalized when incurred. Depletion of proved properties is computed on the unit-of-production method. The Ancon Properties also accrue for platform abandonment costs related to their offshore platform facilities on the unit-of-production method. The Ancon Properties anticipate total abandonment costs to be approximately $249,000. As of December 31, 1995, the Ancon Properties had accrued $237,000, which is included in accumulated depreciation, depletion and amortization.

       Prior to 1996, the Ancon Properties recognized an impairment of proved oil and gas property costs if, on a partnership-wide basis, those costs exceeded the undiscounted future net revenues from proved reserves. In 1994, the Ancon Properties recorded an impairment of oil and gas properties of $4.9 million. There were no impairments during 1995 and 1993. During the first quarter of 1996, the Ancon Properties adopted Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of". Under the provisions of the new statement, if the net book value of an individual proved oil or gas field is greater than its undiscounted future net cash flow from proved reserves, then an impairment is recognized for the difference between the net book value and the fair value. The fair value used to calculate the impairment for an individual field is equal to the present value of its future net cash flows. The Ancon Properties recorded an impairment charge of $3.0 million related to the adoption of SFAS No. 121.

       Geological and geophysical costs and annual lease rentals are expensed as incurred. Maintenance and repairs are expensed as incurred, and renewals and betterments which extend the useful life of the properties are capitalized.

       ORGANIZATION COSTS

       Organization costs, which are included in other assets on the combined balance sheets, represent fees paid to the general partner as reimbursement of organization and start-up costs and are amortized over a five-year period. For purposes of the combined statements of operations, amortization of such costs is included in depreciation, depletion and amortization.

       GAS BALANCING OBLIGATIONS

       The Ancon Properties use the sales method to account for gas imbalances. Under the sales method, the Ancon Properties recognize revenues based on the amount of gas sold to purchasers, which may differ from the amount to which the Ancon Properties are entitled based on their working interests in the properties. Gas balancing obligations are recorded when the additional production sold by the Ancon Properties exceeds their entitled share of remaining reserves. Such costs are recognized as other expense in the year that they are incurred. The Ancon Properties had recorded a liability of $643,000 and $654,000 at December 31, 1995 and 1994, respectively, for properties having insufficient reserves from which to recover the gas imbalance.

                               ANCON  PROPERTIES
                     NOTES TO COMBINED FINANCIAL STATEMENTS
          (DATA WITH RESPECT TO THE NINE MONTHS ENDED SEPTEMBER 30,
                         1996 AND 1995 IS UNAUDITED)



       GAS SETTLEMENTS

       Gas settlement income (expense) is recognized by the Ancon Properties for amounts received (incurred) related to nonrefundable gas contract settlements.

       CASH FLOW INFORMATION

       For purposes of the statement of cash flows, all highly liquid investments with a maturity of three months or less are considered to be cash equivalents.

       FAIR VALUE OF FINANCIAL INSTRUMENTS

       The Ancon Properties' financial instruments consist of cash and cash equivalents, short-term investments and short-term receivables and payables. Due to the highly liquid nature of these short-term instruments, the carrying amounts on the accompanying combined balance sheets approximate fair value.

       INCOME TAXES

       The Ancon Properties are not tax-paying entities. No provision is made in the accounts of the Ancon Properties for federal or state income taxes, since such taxes are liabilities of the individual limited partners, and the amounts thereof depend upon their respective tax situations.

(3)    ASSETS HELD FOR SALE

       During the third quarter of 1996, American commenced the process of selling interests in approximately 100 properties, including certain properties owned by the Partnership, and expects to complete the sales by year-end 1996. The Ancon Properties' interests in the properties that are expected to be sold have been classified as assets held for sale in the accompanying balance sheet as of September 30, 1996. Although there can be no assurance as to the amount of proceeds to be derived from such sales, American believes that the net proceeds from the property dispositions will exceed the current carrying value of the properties. Accordingly, the assets held for sale are stated at net book value. (See Note 13.)

(4)    OIL AND GAS PROPERTY DISPOSITIONS

       During 1995, 1994 and 1993, the Ancon Properties sold certain oil and gas properties to third parties through individual, data room or competitive bid sales. Net proceeds received from the sales of oil and gas properties totaled $25.0 million, $134,000 and $500,000 in 1995, 1994 and 1993, respectively. A loss of $7.0 million, a gain of $45,000 and a loss of $254,000 were recognized on the property sales for 1995, 1994 and 1993, respectively.
The property sales for 1995 included the sale of the Ancon Properties' interest in the Sawyer Field for net proceeds of $24.0 million. Substantially all of the loss on property sales for 1995 was related to the Sawyer sale.

                               ANCON  PROPERTIES
                     NOTES TO COMBINED FINANCIAL STATEMENTS
          (DATA WITH RESPECT TO THE NINE MONTHS ENDED SEPTEMBER 30,
                         1996 AND 1995 IS UNAUDITED)



(5)    DEFERRED REVENUE

       Pursuant to a 1992 settlement agreement, KN Energy, Inc. ("KN") made a prepayment to one of the APPL Programs for gas to be produced from the Bowdoin Field. The Ancon Properties' share of this prepayment was $1.2 million, which was recorded as a deferred revenue liability. This prepayment is being recouped without interest by KN at a rate of $1.00 per mmbtu out of ongoing gas purchases from the Bowdoin Field. At December 31, 1995 and 1994, the Ancon Properties had a remaining deferred revenue liability of $210,000 and $502,000, respectively. The 1995 liability and $264,000 of the 1994 liability are included in accrued liabilities as such amounts represented the portion of the prepayment expected to be recouped over the next twelve-month period.

(6)    ALLOCATION OF REVENUES AND COSTS

       The Partnership Agreement provides for the allocation of revenues and costs between the limited partners and general partner in accordance with the sharing ratio for the designated accounting unit to which such revenues and costs are attributable. Pursuant to the Partnership Agreement, a separate accounting unit is established to account for sharing ratios among the partners which may differ with respect to the future placement of oil and gas properties within the Partnership. The Partnership only had one accounting unit as of September 30, 1996, since all properties placed within the Partnership as of the end of the current period have the same sharing ratio, which is 20% to the general partner and 80% to the limited partners.

       The APPL Programs' agreements provided for the allocation of revenues and costs between the limited partners and the general partner. The limited partners generally received 87% of net oil and gas revenues until payout was reached. Payout was defined as the return of the limited partners' initial capital plus, in most cases, a compounded rate of return which ranged, depending on the program, from approximately 12% to 14%. After payout, the limited partners' interest in each of these programs' net oil and gas revenues decreased to approximately 65%. Payout was not reached prior to the dissolution of the APPL Programs in which the APPL Interests were held.

(7)    INCOME TAXES

       The Partnership's and APPL Programs' tax returns and the amount of the Partnership's and APPL Programs' distributable income or loss are subject to examination by federal and state taxing authorities. In the event of such examinations, the tax liability of the partners could be changed if an adjustment to partnership income or loss is ultimately sustained by the taxing authorities.

(8)    LIMITED PARTNERS' CAPITAL AND FUNDING OF COSTS

       As of December 31, 1995, the limited partners had contributed $66.2 million of net assets to the Partnership. The net assets contributed to the Partnership included oil and gas properties with a net book value of $66.0 million. American contributed cash equal to 1% of the value of these net assets, as required by the Partnership Agreement, and purchased 19% of the limited partnership interest in these net assets directly from the limited partners. Initial capital contributions to the APPL Programs were completed by the end of 1991.

                               ANCON  PROPERTIES
                     NOTES TO COMBINED FINANCIAL STATEMENTS
          (DATA WITH RESPECT TO THE NINE MONTHS ENDED SEPTEMBER 30,
                         1996 AND 1995 IS UNAUDITED)



        In accordance with the Partnership Agreement, both the general partner and the limited partners shall make additional capital contributions in order to pay their share of costs and expenses of the Partnership, which are agreed upon annually by the partners. Also, the Partnership Agreement and the APPL Programs' agreements provide that the general partner may request additional capital contributions from the partners for acquisition costs, exploration costs, development costs and enhanced recovery costs which are in excess of the amounts agreed upon annually. In the event a limited partner declines to make additional capital contributions, the limited partner choosing not to participate may be subject to certain penalties with respect to its non-consenting interest, pursuant to the Partnership's and APPL Programs' agreements. As of December 31, 1995, additional capital contributions made by the limited partners to the Partnership and the APPL Programs totaled $1.1 million and $2.7 million, respectively.

        Subject to certain limitations, the general partner could arrange for the APPL Programs to borrow, from the general partner or external sources, funds needed for the development of the APPL Programs' properties. Any such borrowings were repaid from funds available for distribution to the partners. NYL's and NYLIAC's aggregate share of funds withheld from distributions related to the APPL Interests to repay American for advances made for capital expenditures was $411,000 for the first quarter of 1995 and $2.2 million for each of the years ended December 31, 1994 and 1993.

(9)    RELATED-PARTY TRANSACTIONS

       In 1995, 1994 and 1993, American billed the Ancon Properties $189,000, $316,000 and $262,000, respectively, for technical services provided by American's employees in exploring and developing oil and gas leases for the Ancon Properties. Pursuant to the Partnership's and APPL Programs' agreements, technical services are charged at hourly rates which are adjusted annually. These expenses are included in general and administrative expense.

       During 1995, 1994 and 1993, American charged the Ancon Properties $576,000, $742,000 and $663,000, respectively, as a reimbursement of overhead costs incurred by American in managing the Ancon Properties. For the Partnership, these overhead costs are calculated quarterly pursuant to the Partnership Agreement as the higher of 1.67% per annum of net invested partners' capital (capital contributions less distributions and partnership funds available for distribution) or an amount previously agreed upon annually by the partners. For the APPL Interests, these overhead costs were calculated quarterly pursuant to the APPL Programs' agreements as 1.00% - 1.67% per annum, subject to minimum floor amounts, of net invested partners' capital (capital contributions less distributions).

       Additionally, American charges the Ancon Properties for producing-well overhead on certain properties for which American is the designated operator. Such operating overhead costs are computed according to industry standards and are included in production and operating costs on the combined statements of operations.

       The receivable from/payable to general partner includes net working capital advances between the Ancon Properties and American related to American's management of the Ancon Properties' operations. Such advances are noninterest bearing.

                               ANCON  PROPERTIES
                     NOTES TO COMBINED FINANCIAL STATEMENTS
          (DATA WITH RESPECT TO THE NINE MONTHS ENDED SEPTEMBER 30,
                         1996 AND 1995 IS UNAUDITED)



(10)   CONCENTRATION OF RISKS

       The Ancon Properties' revenues are derived principally from uncollateralized sales of oil and gas production to customers in the oil and gas industry. Market prices for oil and gas may fluctuate; accordingly, decreases in market prices could adversely affect the Ancon Properties' net operating revenues and cash flows from operating activities. In addition, the concentration of credit risk in a single industry affects the Ancon Properties' overall exposure to credit risk because customers may be similarly affected by changes in economic and other conditions. The Ancon Properties have not experienced significant credit losses on such receivables.

(11)   LEGAL PROCEEDINGS

       BOWDOIN FIELD, PHILLIPS AND VALLEY COUNTIES, MONTANA.   In February
1995, two of the APPL Programs were served with a lawsuit styled KN GAS SUPPLY SERVICES, INC. V. AMERICAN PRODUCTION PARTNERSHIP-V, LTD. AND NINIAN OIL FINANCE CORP., filed in United States District Court in Denver, Colorado, requesting declaratory judgment that KN Gas Supply Services, Inc. ("KNGSS") had the right to reduce the contract price for gas produced from the Bowdoin Field to market levels from October 1, 1993 forward. KNGSS also requested declaratory judgment that it has a right to relief from the contract price due to regulatory changes, which it alleges renders the contract commercially impracticable, and that Federal Energy Regulatory Commission Order No. 636 is a condition subsequent which excuses performance under the contract. In April 1995, American filed counterclaims against KNGSS relating to the failure of KNGSS to take and pay for certain minimum volumes of gas, among other contractual matters. American has dismissed all of its counterclaims, and KNGSS has dismissed its commercially impracticable and condition subsequent claims. KNGSS alleges that it has overpaid American's affiliates and seeks a refund of approximately $7.7 million for the period through September 1996. A motion for summary judgment was filed by American in July 1996 and was argued
before the court on February 14, 1997.   Although American cannot predict the
outcome of this proceeding, American will vigorously defend this case and does not expect the outcome of the case to have a material adverse impact on the financial position or results of operations of the Ancon Properties.

(12)   CASH FLOW INFORMATION

       Presented below is a supplemental schedule of noncash investing and financing activities related to contributions of net assets by the limited partners to the Partnership (in thousands).

                                               NINE MONTHS ENDED

                                                 SEPTEMBER 30,             YEAR ENDED DECEMBER 31,
                                            ----------------------    ------------------------------------
                                              1996         1995         1995          1994         1993
                                            ---------    ---------    ---------     ---------    ---------
Acquisition of oil and gas properties
   by the Partnership                       $   -        $ 55,326     $ 56,392      $   -        $  9,559
Other assets acquired                           -           1,376        1,376          -              -
Liabilities assumed                             -          (2,002)      (2,002)         -              -
Capital contribution                            -         (54,700)     (55,766)         -          (9,559)

                               ANCON  PROPERTIES
                     NOTES TO COMBINED FINANCIAL STATEMENTS
          (DATA WITH RESPECT TO THE NINE MONTHS ENDED SEPTEMBER 30,
                         1996 AND 1995 IS UNAUDITED)



(13)   SUBSEQUENT EVENTS

       During the fourth quarter of 1996, American sold the Ancon Properties' interests in the properties which had been classified as assets held for sale at September 30, 1996. The Ancon Properties received net proceeds of approximately $3 million.

       In late December 1996, American acquired the Ancon Properties' interest in the Partnership directly from the limited partners for a total purchase price of $12.9 million.

                               ANCON  PROPERTIES

     SUPPLEMENTAL  INFORMATION  ON  OIL  AND  GAS  PRODUCING  ACTIVITIES



CAPITALIZED COSTS
(In thousands)                                                      1995                1994
                                                               --------------     --------------
As of December 31,
------------------
Proved properties                                              $     21,778       $      52,643
Less:  Accumulated depreciation,
   depletion and amortization                                         4,055               1,502
                                                               -------------      --------------
   Net capitalized costs                                       $     17,723       $      51,141
                                                               =============      ==============


COSTS INCURRED IN OIL AND GAS ACQUISITION,
EXPLORATION AND DEVELOPMENT ACTIVITIES
(In thousands)                                                      1995               1994                1993
                                                               --------------     --------------     --------------
Year Ended December 31,
-----------------------
Proved property acquisition costs                              $        852       $           -        $     7,648
Development costs                                                     1,497               4,971              2,802
Exploration costs                                                         -                 175                  -
                                                               --------------     --------------     --------------
   Total costs incurred                                        $      2,349       $       5,146        $    10,450
                                                               ==============     ==============     ==============


RESULTS OF OPERATIONS FOR
OIL AND GAS PRODUCING ACTIVITIES
(In thousands)                                                      1995               1994                1993
                                                               --------------     --------------     --------------
Year Ended December 31,
-----------------------
Revenues                                                       $     11,408          $   14,354        $    12,793
Production and operating costs                                        4,601               6,181              5,071
Depreciation, depletion and amortization                              4,948               7,350              5,413
Impairment expense                                                        -               4,883                 -
                                                               --------------     --------------     --------------
   Results of operations for producing activities              $      1,859          $   (4,060)       $     2,309
                                                               ==============     ==============     ==============



OIL AND GAS RESERVE INFORMATION - (UNAUDITED)

       The following information summarizes the policies used in preparing the accompanying oil and gas reserve disclosures, standardized measure of discounted future net cash flows relating to proved oil and gas reserves and the reconciliation of such standardized measure from period to period.

       Proved reserves are estimated quantities of crude oil and natural gas which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are proved reserves that can reasonably be expected to be recovered through existing wells with existing equipment and operating methods.

                               ANCON  PROPERTIES

OIL AND GAS RESERVE INFORMATION - (UNAUDITED) - (CONTINUED)

       The standardized measure of discounted future net cash flows from production of proved reserves was developed by first estimating the quantities of proved reserves and the future periods during which they are expected to be produced based on year-end economic conditions. The estimated future cash flows from proved reserves were then determined based on year-end prices, except in those instances where fixed and determinable price escalations are included in existing contracts. Finally, future cash flows were reduced by estimated production costs, costs to develop and produce the proved reserves, and certain abandonment costs, all based on year-end economic conditions. The future cash flows are not reduced for the estimated effect of future income taxes since the Ancon Properties are not tax-paying entities.

       The standardized measure of discounted future net cash flows does not purport to present, nor should it be interpreted to present, the fair value of the Ancon Properties' oil and gas reserves. An estimate of fair value would also take into account, among other things, the recovery of reserves not presently classified as proved, anticipated future changes in prices and costs and a discount factor more representative of the time value of money and the risks inherent in reserve estimates.


STANDARDIZED MEASURE OF DISCOUNTED FUTURE
NET CASH FLOWS RELATING TO PROVED OIL AND
GAS RESERVES - (UNAUDITED)
(In thousands)                                                      1995               1994                1993
                                                               --------------     --------------     --------------
Future cash inflows                                            $ 57,440           $ 119,933          $ 159,307
Future production and development costs                          23,739              61,768             74,685
                                                               --------           ---------          ---------

Future net cash flows                                            33,701              58,165             84,622
Discount at 10% annual rate                                      15,450              25,700             36,994
                                                               --------           ---------          ---------
   Standardized measure of discounted
      future net cash flows                                    $ 18,251           $  32,465          $  47,628
                                                               ========           =========          =========



CHANGES IN STANDARDIZED MEASURE OF DISCOUNTED
FUTURE NET CASH FLOWS - (UNAUDITED)
(In thousands)                                                      1995               1994                1993
                                                               --------------     --------------     --------------
Standardized measure, beginning of year                        $ 32,465            $ 47,628           $ 48,719
Sales and transfers of oil and gas produced,
   net of production costs                                       (6,807)             (8,173)            (7,722)
Net changes in prices and production costs                         (570)            (15,293)             3,973
Extensions, discoveries
   and improved recoveries,
   net of future production
   and development costs                                          1,708               5,952              1,058
Purchases of minerals in place                                        -                   -              8,747
Sales of minerals in place                                      (16,453)                (37)              (252)
Changes in estimated future development costs                      (747)             (2,008)            (4,366)
Development costs incurred during the year                        1,497               4,971              2,802
Revisions of previous quantity estimates                          4,408              (1,180)           (12,738)
Accretion of discount                                             3,246               4,765              4,868
Changes in production rates (timing) and other                     (496)             (4,160)             2,539
                                                               --------            --------           --------
  Standardized measure, end of year                            $ 18,251            $ 32,465           $ 47,628
                                                               ========            ========           ========

                               ANCON  PROPERTIES

RESERVE QUANTITY INFORMATION - (UNAUDITED)


                                                             YEAR ENDED DECEMBER 31,
                                       ------------------------------------------------------------------
                                                1995                 1994                    1993
                                       ---------------------   -------------------   ---------------------
                                          OIL         GAS       OIL         GAS        OIL          GAS
                                        (MBBLS)      (MMCF)    (MBBLS)     (MMCF)    (MBBLS)      (MMCF)
                                       ---------   ---------   -------   ---------   ---------   ---------
Proved Reserves
---------------
Balance, beginning of year                 926      50,323       936      56,371       1,047      67,146
   Purchases of minerals in place           --          --        --          --         235       7,576
   Extensions, discoveries and
     other additions                         1       1,299        10       2,870          87         963
   Revisions of previous estimates         197       3,779       201      (3,068)       (221)    (14,238)
   Sales of minerals in place             (115)    (34,229)      (12)         (1)        (55)       (409)
   Production                             (171)     (4,973)     (209)     (5,849)       (157)     (4,667)
                                        ------      ------    ------      ------      ------      ------
Balance, end of year                       838      16,199       926      50,323         936      56,371
                                        ======      ======    ======      ======      ======      ======

Proved Developed Reserves
-------------------------
Balance, end of year                       829      13,161       876      35,225         873      39,200
                                        ======      ======    ======      ======      ======      ======

             PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                 AMERICAN EXPLORATION COMPANY AND SUBSIDIARIES
                 INTRODUCTION TO PRO FORMA FINANCIAL STATEMENTS

     The following unaudited pro forma condensed consolidated financial statements (the "Pro Forma Statements") give effect to (i) that portion of the acquisition of investors' interests in the APPL Programs (the "APPL Consolidation") that was completed in the first half of 1995 for a purchase price of approximately $9 million, (ii) the sale of the Sawyer Field (the "Sawyer Sale") in July 1995 for proceeds of $64 million, net to the Company's interest, plus additional proceeds of $24 million related to the Limited Partners' interest in the Sawyer Field, (iii) the 1995 sales of interests in several other fields for aggregate proceeds of approximately $2.5 million (the "1995 Sales"), (iv) the acquisition in March 1996 of interests in five offshore blocks in the Gulf of Mexico for a purchase price of approximately $14 million (the "March 1996 Acquisition"), (v) the acquisition in September 1996 of interests in two offshore blocks in the Gulf of Mexico for a purchase price of approximately $39 million, net of certain interests which were sold to a third party in November 1996 (the "September 1996 Acquisition"), (vi) the proposed sales of certain properties in connection with the liquidation of certain public oil and gas partnerships for which the Company acts as a co-general partner and of certain related properties, including certain properties owned by Ancon, (which sales were substantially completed in December 1996) (collectively, the "1996 Sales"), and (vii) the acquisition in December 1996 of the Limited Partners' interests in Ancon for a purchase price of $12.9 million (the "Ancon Acquisition"). The Sawyer Sale, the 1995 Sales and the APPL Consolidation are sometimes collectively referred to in the Pro Forma Statements as the "1995 Transactions." The March 1996 Acquisition and the September 1996 Acquisition are sometimes collectively referred to as the "Offshore Acquisitions."

     The pro forma statements of operations for the nine months ended September 30, 1996 and for the year ended December 31, 1995 have been prepared assuming that each of the transactions described above was consummated as of January 1, 1995. The pro forma statements of operations for the year ended December 31, 1995 do not include results from the High Island 116 well acquired in the September 1996 Acquisition because the well did not produce during the period. Similarly, the pro forma data for the nine months ended September 30, 1996 includes only two months of results from the High Island 116 well, which results reflect the Company's acquired interest net of interests being sold to a third party. The well commenced production in August 1996 at a net production rate of 300 Bbls of oil per day and 17,100 Mcf of natural gas per day. The pro forma balance sheet was prepared assuming that the sale of certain assets acquired in the September 1996 Acquisition, the 1996 Sales and the Ancon Acquisition were consummated as of September 30, 1996.

     The Pro Forma Statements are not necessarily indicative of the financial results that would have occurred had the Company completed each of the transactions described above as of January 1, 1995 or September 30, 1996, as the case may be. Furthermore, future results may vary significantly from the results reflected in the Pro Forma Statements due to changes in production levels, changes in market prices for oil and gas, future expenditures for acquisitions, development drilling and exploration and other factors.

                 AMERICAN EXPLORATION COMPANY AND SUBSIDIARIES

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 1996
                                 (IN THOUSANDS)
                                  (UNAUDITED)


                                                                           PRO FORMA
                                                            HISTORICAL    ADJUSTMENTS    PRO FORMA
                                                            ----------    -----------    ---------
ASSETS:
Current assets:
  Cash and temporary cash investments.....................   $  6,780      $    750 (a)  $  7,530
  Accounts receivable.....................................     11,203         1,107 (a)    12,310
  Assets held for sale....................................     14,384        (8,634)(b)        --
                                                                             (5,750)(c)
  Other current assets....................................      2,158                       2,158
                                                             --------      --------      --------
          Total current assets............................     34,525       (12,527)       21,998
Property, plant and equipment, net........................    195,850         8,823 (a)   204,673
Other assets..............................................      2,988            26 (a)     3,014
                                                             --------      --------      --------
          Total assets....................................   $233,363      $ (3,678)     $229,685
                                                             ========      ========      ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable........................................   $ 15,670      $    564 (a)  $ 16,234
  Payable to partnerships.................................      1,678          (584)(d)     1,094
  Accrued liabilities.....................................     18,800                      18,800
                                                             --------      --------      --------
          Total current liabilities.......................     36,148           (20)       36,128
Long-term debt............................................    105,000        12,900 (e)    99,284
                                                                             (2,766)(f)
                                                                            (10,100)(g)
                                                                             (5,750)(h)
Other long-term liabilities...............................      4,709           592 (a)     5,301
Stockholders' equity......................................     87,506         1,466 (i)    88,972
                                                             --------      --------      --------
          Total liabilities and stockholders' equity......   $233,363      $ (3,678)     $229,685
                                                             ========      ========      ========

                 AMERICAN EXPLORATION COMPANY AND SUBSIDIARIES

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996
                  (IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                                PRO FORMA ADJUSTMENTS
                                               -------------------------------------------------------
                                                  MARCH        SEPTEMBER
                                                  1996           1996           1996          ANCON
                                  HISTORICAL   ACQUISITION    ACQUISITION      SALES       ACQUISITION   PRO FORMA
                                  ----------   -----------    -----------    ----------    -----------   ---------
REVENUES:
  Oil and gas sales.............   $52,263       $ 1,964(j)     $ 4,467(l)    $(5,766)(n)  $ 3,800 (p)   $ 56,728
  Other revenues, net...........       912                                                     227 (p)      1,139
                                   -------       -------        -------       -------        -----       --------
         Total revenues.........    53,175         1,964          4,467        (5,766)       4,027         57,867
                                   -------       -------        -------       -------        -----       --------
COSTS AND EXPENSES:
  Production and operating......    19,089           109(j)         963(l)     (2,403)(n)    1,238 (p)     18,996
  Depreciation, depletion and
    amortization................    20,871           728(j)       2,370(l)     (1,313)(n)      953 (p)     23,609
  General and administrative....     5,036                                                     359 (p)      5,395
  Exploration...................     9,152                                                                  9,152
  Impairment....................     1,841                                                   2,963 (p)      4,804
                                   -------       -------        -------       -------        -----       --------
         Total costs and
           expenses.............    55,989           837          3,333        (3,716)       5,513         61,956
                                   -------       -------        -------       -------        -----       --------
INCOME (LOSS) FROM OPERATIONS...    (2,814)        1,127          1,134        (2,050)      (1,486)        (4,089)
Interest and other expense,
  net...........................    (2,957)         (280)(k)     (2,355)(m)       518(o)      (608)(q)     (5,682)
                                   -------       -------        -------       -------        -----       --------
INCOME (LOSS) BEFORE
  EXTRAORDINARY ITEM............    (5,771)          847         (1,221)       (1,532)      (2,094)        (9,771)
Preferred stock dividends.......    (1,350)                                                                (1,350)
                                   -------       -------        -------       -------        -----       --------
INCOME (LOSS) TO COMMON STOCK
  BEFORE EXTRAORDINARY ITEM.....   $(7,121)      $   847        $(1,221)      $(1,532)     $(2,094)      $(11,121)
                                   =======       =======        =======       =======      =======       ========
LOSS BEFORE EXTRAORDINARY ITEM
  PER COMMON SHARE:
  Primary and fully diluted.....   $ (0.60)                                                              $  (0.94)
                                   =======                                                               ========
NUMBER OF COMMON AND EQUIVALENT
  SHARES:
  Primary and fully diluted.....    11,811                                                                 11,811
                                   =======                                                                =======

                 AMERICAN EXPLORATION COMPANY AND SUBSIDIARIES

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1995
                  (IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                                       PRO FORMA ADJUSTMENTS
                                                --------------------------------------------------------------------
                                                                   MARCH        SEPTEMBER
                                                    1995           1996           1996         1996         ANCON
                                   HISTORICAL   TRANSACTIONS    ACQUISITION    ACQUISITION     SALES     ACQUISITION    PRO FORMA
                                   ----------   ------------    -----------    -----------    -------    -----------    ---------
REVENUES:
  Oil and gas sales..............   $70,768       $ (9,450)(r)    $ 7,513 (j)    $ 2,886(l)   $(6,479)(n)   $4,742 (p)   $69,980
  Gain (loss) on sales of oil and
    gas properties...............    10,230        (10,643)(s)                                                 (58)(p)      (471)
  Other revenues, net............       969            249 (r)                                                 112 (p)     1,330
                                    -------       --------        -------        -------      -------       ------       -------
        Total revenues...........    81,967        (19,844)         7,513          2,886       (6,479)       4,796        70,839
                                    -------       --------        -------        -------      -------       ------       -------
COSTS AND EXPENSES:
  Production and operating.......    29,443         (3,885)(r)        662 (j)      1,265 (l)   (3,984)(n)    1,639 (p)    25,140
  Depreciation, depletion and
    amortization.................    30,726         (2,853)(r)      3,506 (j)      1,376 (l)   (1,846)(n)    1,314 (p)    32,223
  General and administrative.....     8,304             56 (r)                                                 612 (p)     8,972
  Exploration....................     4,826                                                                                4,826
  Impairment.....................     1,822                                                                                1,822
                                    -------       --------        -------        -------      -------       ------       -------
        Total costs and
          expenses...............    75,121         (6,682)         4,168          2,641       (5,830)       3,565        72,983
                                    -------       --------        -------        -------      -------       ------       -------
INCOME (LOSS) FROM OPERATIONS....     6,846        (13,162)         3,345            245         (649)       1,231        (2,144)
Interest and other expense,
  net............................    (5,369)         3,013(t)      (1,120)(k)     (3,140)(m)      808 (o)      338 (u)    (5,470)
                                    -------       --------        -------        -------      -------       ------       -------
INCOME (LOSS) BEFORE
  EXTRAORDINARY ITEM.............     1,477        (10,149)         2,225         (2,895)         159        1,569        (7,614)
Preferred stock dividends........    (1,800)                                                                              (1,800)
                                    -------       --------        -------        -------      -------       ------       -------
INCOME (LOSS) TO COMMON STOCK
  BEFORE EXTRAORDINARY ITEM......   $  (323)      $(10,149)       $ 2,225        $(2,895)     $   159       $1,569       $(9,414)
                                    =======       ========        =======        =======      =======       ======       =======
LOSS BEFORE EXTRAORDINARY ITEM
  PER COMMON SHARE:
  Primary and fully diluted......   $ (0.03)                                                                             $ (0.80)
                                    =======                                                                              =======
NUMBER OF COMMON AND EQUIVALENT
  SHARES:
  Primary and fully diluted......    11,812                                                                               11,812
                                    =======                                                                              =======

                 AMERICAN EXPLORATION COMPANY AND SUBSIDIARIES

         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

(1) BASIS OF PRESENTATION

     The Pro Forma Condensed Consolidated Balance Sheet is presented as if the sale of certain assets acquired in the September 1996 Acquisition, the 1996 Sales and the Ancon Acquisition occurred as of September 30, 1996. The Pro Forma Condensed Consolidated Statements of Operations for the nine months ended September 30, 1996 and for the year ended December 31, 1995 are presented as if the 1995 Transactions, the March 1996 Acquisition, the September 1996 Acquisition and the sale of certain assets acquired therein, the 1996 Sales and the Ancon Acquisition were consummated as of January 1, 1995.

     The Ancon Acquisition, the Offshore Acquisitions, and the portion of the APPL Consolidation completed in 1995 have been accounted for in the Pro Forma Statements using the purchase method of accounting. The value of the interests acquired in the Ancon Acquisition and the Offshore Acquisitions represents the cash consideration given to the seller. The total value of the acquired interests in the APPL Consolidation was determined based upon the fair value of the common stock and cash offered to the investors.

(2) LOSS PER COMMON SHARE

     Loss per common share has been calculated by dividing net loss before extraordinary items by the number of common shares outstanding at the end of the respective period.

(3) PRO FORMA ADJUSTMENTS

  Balance Sheet

(a) To reflect the acquisition of the Limited Partners' interests in Ancon for a purchase price of $12.9 million.

(b) To eliminate the net book value of the Company's assets sold in the 1996 Sales.

(c) To eliminate that portion of assets acquired in the September 1996 Acquisition that were sold to a third party in November 1996.

(d) To eliminate the historical balance of the intercompany receivable from the Limited Partners.

(e) To reflect the $12.9 million increase in outstanding bank debt to fund the Ancon Acquisition.

(f) To reflect the application of the proceeds of $2.8 million from the disposition of certain property interests of the Limited Partners (in conjunction with the 1996 Sales) to repay amounts outstanding under the Company's revolving bank credit agreement (the "Credit Agreement").

(g) To reflect the application of the net proceeds of $10.1 million from the 1996 Sales to repay amounts outstanding under the Credit Agreement.

(h) To reflect the application of the net proceeds of $5.7 million from the sale of a portion of the assets acquired in the September 1996 Acquisition to repay amounts outstanding under the Credit Agreement.

(i) To reflect the pro forma gain on the 1996 Sales.

  Statement of Operations

(j) To reflect the results of operations for properties acquired in the March 1996 Acquisition.

(k) To adjust historical interest expense to reflect the $14 million increase in outstanding bank debt to fund the March 1996 Acquisition assuming an annual interest rate of 8%, based on the Company's weighted average interest rate on its bank borrowings.

(l) To reflect the results of operations for the Company's interest in the properties acquired in the September 1996 Acquisition, net of certain interests which were subsequently sold to a third party.

(m) To adjust historical interest expense to reflect the $39.3 million net increase in outstanding bank debt to fund the September 1996 Acquisition (net of interests sold to a third party) assuming an annual interest rate of 8%, based on the Company's weighted average interest rate on its bank borrowings.

(n) To eliminate the results of operations related to the 1996 Sales.

(o) To adjust historical interest expense to reflect the application of the net proceeds of $10.1 million from the 1996 Sales to reduce outstanding bank debt assuming an annual interest rate of 8%, based on the Company's weighted average interest rate on its bank borrowings.

(p) To reflect the results of operations for the properties acquired in the Ancon Acquisition.

(q) To adjust historical interest expense to reflect the $12.9 million increase in outstanding bank debt to fund the Ancon Acquisition assuming an annual interest rate of 8%, based on the Company's weighted average interest rate on its bank borrowings.

(r) To reflect the impact of the 1995 Transactions on the Company's results of operations.

(s) To eliminate the nonrecurring gain on the Sawyer Sale.

(t) To adjust historical interest expense to reflect the repayment of $62.5 million of outstanding bank debt using the proceeds from the Sawyer Sale and assuming an annual interest rate of 8%, based on the Company's weighted average interest rate on its bank borrowings.

(u) To adjust historical interest expense to reflect the repayment of $24 million of outstanding bank debt using the Limited Partners' share of proceeds from the Sawyer Sale, net of the $12.9 million increase in outstanding bank debt to fund the Ancon Acquisition, assuming an annual interest rate of 8%, based on the Company's weighted average interest rate on its bank borrowings.

                                   SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           AMERICAN EXPLORATION COMPANY




Date:   March 3, 1997                      By: /s/ CINDY L. GEROW
                                              ---------------------------------
                                               Cindy L. Gerow
                                               Vice President and Controller